Exhibit 99.1

PRESS RELEASE

Rambus Completes Sale of PHY IP Assets to Cadence

SAN JOSE, Calif. – September 7, 2023 - Rambus Inc. (NASDAQ: RMBS), a premier chip and silicon IP provider making data faster and safer, today announced the completion of the previously announced sale of its PHY IP business to Cadence Design Systems, Inc. With this transaction, Rambus strengthens its focus on high-growth chips and digital IP, including novel memory solutions for high-performance computing, to support the continued evolution of the data center and AI.

Separately, Rambus affirmed its previously issued guidance for the fiscal quarter ending September 30, 2023, as set forth on the Current Report on Form 8-K furnished with the Securities and Exchange Commission on July 31, 2023.

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About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Source: Rambus Inc.

Press Contacts:

Cori Pasinetti

Rambus Corporate Communications

t: (408) 462-8306

cpasinetti@rambus.com

Forward-looking statements

Information set forth in this press release, including statements as to Rambus’ outlook and financial estimates and statements as to the expected timing, completion and effects of the divestiture, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements are based on various assumptions and the current expectations of the management of Rambus and may not be accurate because of risks and uncertainties surrounding these assumptions and expectations. Factors listed below, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, or what effect they will have on the operations or financial condition of Rambus. Forward-looking statements included herein are made as of the date hereof, and Rambus undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by federal securities laws.

Major risks, uncertainties and assumptions include, but are not limited to: the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the satisfaction of all closing conditions to the transaction; statements of the plans, strategies and objectives of Rambus for future operations; any statements regarding anticipated operational and financial results; any statements of expectation or belief; the risk that disruptions from the transaction will harm Rambus’ business; other factors described under “Risk Factors” in Rambus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; and any statements of assumptions underlying any of the foregoing. It is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.